UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 26, 2015

WMI LIQUIDATING TRUST
(Exact name of registrant as specified in its charter)

Commission File Number: 000-54922

DELAWARE	45-6794330
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1201 THIRD AVENUE, SUITE 3000
SEATTLE, WASHINGTON 98101
(Address of principal executive offices, including zip code)

(206) 432-8887
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2015, WMI Liquidating Trust (the “Trust”), entered into a Reserve Settlement Agreement (the “RSA”) with (i) Thomas W. Casey, Stephen J. Rotella, David C. Schneider and Robert J. Williams, Jr. (collectively, the “Appellants”) and (ii) AXIS Reinsurance Company, Continental Casualty Company, Those Certain Underwriters at Lloyd’s, London and London Companies, Subscribing to Policy Number 509QA015507, and XL Specialty Insurance Company (the “Insurer Parties”). The RSA was entered into to settle the issues among the parties relating to: (a) that certain Settlement Agreement, dated as of November 30, 2014 (as amended, the “Settlement Agreement”), by and among the Trust (as successor in interest to Washington Mutual, Inc. (“WMI”) and WMI Investment Corp.), the insurers party thereto (including the Insurer Parties), and certain directors and officers WMI, relating to the settlement of certain claims and causes of action asserted against (among others) the Appellants and such directors and officers; (b) litigation relating to the Settlement Agreement commenced by the Appellants against certain insurers, including the Insurer Parties, in the Superior Court of the State of Washington for King County on December 12, 2014 (the “Seattle Litigation”); and (c) the appeal (the “Appeal”) of the order approving the Settlement Agreement entered by the United States Bankruptcy Court for the District of Delaware on December 23, 2014.  A copy of the RSA is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Pursuant to the terms of the RSA, the parties have agreed, among other things, that, of the $37,000,000 that had been required to be paid to the Trust pursuant to the Settlement Agreement, $3,000,000 will be placed into a segregated account (the “Reserve”) to be used to reimburse the Appellants for the reasonable fees and expenses incurred by them in the defense of any action or investigation commenced prior to September 26, 2018 by the United States of America against one or more of the Appellants asserting claims and causes of action under the Financial Institutions Reform, Recovery and Enforcement Act of 1989, Pub.L.No. 101-73, 103 Stat. 183 (1989).  Unless sooner released in accordance with the terms of the RSA, if no such action or investigation is commenced prior to September 25, 2015, September 26, 2016, September 26, 2017 or September 26, 2018, then $500,000 of the Reserve will be released to the Trust within three business days of each such date.

In addition to the creation of the Reserve, the RSA, among other things, (i) permits the Trust to assign its rights to the Reserve to any third party, (ii) provides for mutual releases among the parties thereto and (iii) provides for other actions to be taken by the parties in furtherance of the settlement, including the agreement of the applicable parties to effect the withdrawal of the Appeal and the dismissal of the Seattle Litigation, each, with prejudice.

.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Reserve Settlement Agreement, dated as of May 26, 2015

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI LIQUIDATING TRUST

Date: June 1, 2015	By:	/s/ Charles E. Smith
		Name:	Charles E. Smith
		Title:	Executive Vice President, General Counsel and Secretary